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                                                                  EXHIBIT 10.10

                         EXECUTIVE EMPLOYMENT AGREEMENT

     This EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 1st day of December, 2004, by and between Regency Gas Services LLC, a Delaware limited liability company (together with its successors and assigns permitted hereunder, the "Company"), and James W. Hunt (the "Executive").

     WHEREAS, pursuant to that certain Purchase and Sale Agreement, dated as of October 21, 2004 (as amended, the "Purchase Agreement"), by and among Regency Acquisition LLC, a Delaware limited liability company ("Buyer"), Regency Services, LLC, a Delaware limited liability company ("Parent"), the Company, the members of Parent, and the partners of CB Offshore Equity Fund V - Holdings, L.P., a Cayman Islands limited partnership, the Buyer will acquire, directly or indirectly, all of the outstanding membership interests of the Company (the "Acquisition");

     WHEREAS, upon consummation of the Acquisition, the Company will be a wholly-owned subsidiary of Buyer and Buyer will be a wholly-owned subsidiary of HMTF Regency, L.P., a Delaware limited partnership (the "Partnership");

     WHEREAS, upon the Acquisition, the Partnership will grant to Executive in connection with Executive's employment with the Company that number of Class B Units (the "Class B Units") representing rights to receive certain contingent distributions from the Partnership and subject to the terms and conditions as are described in Section 2(b)(viii); and

     WHEREAS, the Company and Executive desire to provide for Executive's employment by the Company commencing upon the Acquisition on the terms and conditions set forth herein.

     NOW, THEREFORE, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

     1. EMPLOYMENT PERIOD. Subject to Section 3, the Company hereby agrees to employ Executive, and Executive hereby agrees to be employed by the Company, in accordance with the terms and provisions of this Agreement, for the period commencing as of the date of Closing (as such term is defined in the Purchase Agreement) of the Acquisition (the "Effective Date") and ending on the third anniversary of the Effective Date (the "Employment Period"); provided, however, that commencing on such third anniversary date of the Effective Date, and on each anniversary of such date occurring thereafter, the Employment Period automatically shall be extended for one additional year to the next anniversary of the Effective Date unless at least 60 days prior to the ensuing expiration date (but no more than 12 months prior to such expiration date), the Company or Executive shall have given written notice to the other that it or he, as applicable, does not wish to extend this Agreement (a "Non-Renewal Notice"). The term "Employment Period," as utilized in this Agreement, shall refer to the Employment Period as so automatically extended.
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     2. TERMS OF EMPLOYMENT.

          (a)  Position and Duties.

               (i) During the Employment Period, Executive shall serve as the Chief Executive Officer of the Company and, in so doing, shall report to the Board of Directors or comparable managing body of the Company (the "Board"). Executive shall have supervision and control over, and responsibility for, such management and operational functions of the Company currently assigned to such positions, and he shall have such other powers and duties (including holding officer positions with the Company and one or more subsidiaries of the Company) as may from time to time be prescribed by the Board and agreed to by Executive, so long as such powers and duties are reasonable and customary for the Chief Executive Officer of an enterprise or division comparable to the Company.

               (ii) During the Employment Period, Executive agrees to serve, if elected to any such positions, as a member of the Board of Buyer and of each subsidiary of Buyer, and as an officer of Buyer and each subsidiary of Buyer; provided, however, that Executive is indemnified for serving in any and all such capacities in a manner acceptable to the Company and Executive. Executive agrees that he shall not be entitled to receive any compensation for serving as a member of the Board or officer of any other person as provided in this Section 2(a)(ii) other than the compensation to be paid to Executive pursuant to this Agreement or any other written agreement between the Company and Executive.

               (iii) During the Employment Period, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote his full business time and attention to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive's reasonable best efforts to perform faithfully, effectively and efficiently such responsibilities. During the term of Executive's employment, it shall not be a violation of this Agreement for Executive to (1) serve on corporate, civic or charitable boards or committees,
(2) deliver lectures or fulfill speaking engagements and (3) manage personal investments, so long as such activities do not materially interfere with the performance of Executive's responsibilities as an employee of the Company in accordance with this Agreement.

               (iv) The parties expressly acknowledge that any performance of Executive's responsibilities hereunder shall necessitate, and the Company shall provide, access to and the disclosure of Confidential Information (as defined in Section 6(a) below) to Executive and that Executive's responsibilities shall include the development of Company's goodwill through Executive's contacts with the Company's customers and suppliers. Such access to and disclosure of Confidential Information by the Company to Executive, and such development of goodwill by Executive on behalf of the Company, shall commence immediately upon the start of the period specified in Section 4(e) of this Agreement.

     (b)  Compensation. During the term of Executive's employment:

               (i) Base Salary. Executive shall receive an annual base salary (the "Annual Base Salary"), which shall be paid in accordance with the customary payroll practices


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of the Company, of $240,000. The Annual Base Salary shall be reviewed by the
Board (or the compensation committee thereof) at least as often as the compensation of other senior officers of the Company is reviewed, and may be increased (but not decreased below the amount set forth in the first sentence of this Section 2(b)(i)) at any time in the sole discretion of the Board (or the compensation committee thereof). Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to Executive under this Agreement. The term "Annual Base Salary" as utilized in this Agreement shall refer to Annual Base Salary as then in effect.

               (ii) Bonuses. Executive shall be eligible to receive an annual performance bonus (a "Bonus") in accordance with a bonus plan to be established by the Board no later than April 1, 2005 (the "Bonus Plan"). The Bonus Plan shall have objective standards pursuant to which Executive may earn 100% of his then annual base salary, with a payout scale of 85% to 125%. The Bonus shall be payable on the first day of the first calendar month after the determination of the extent to which the Company achieved such targets for the calendar year to which the Bonus relates, but not later than the first day of the fourth month following the completion of such fiscal year.

               (iii) Incentive, Savings and Retirement Plans. Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of the Company (the "Investment Plans").

               (iv) Welfare Benefit Plans. Executive and/or Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs (the "Welfare Plans") provided by the Company (including without limitation medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other executives of the Company.

               (v) Expenses. Executive shall be entitled to receive prompt reimbursement for all reasonable employment expenses incurred by Executive in accordance with the policies, practices and procedures of the Company.

               (vi) Vacation and Holidays. Executive shall be entitled to four weeks of paid vacation time each year in addition to those days designated as paid holidays in accordance with the plans, policies, programs and practices of the Company for its executive officers. Up to 50% of unused vacation time shall carry over to the next year, but not to any succeeding year. Executive shall be entitled to payment by the Company for accumulated vacation days not taken by Executive as of the Date of Termination.

               (vii) Perquisites. Executive shall be entitled to receive (in addition to the benefits described above) such perquisites and fringe benefits appertaining to his position in accordance with any practice established by the Board. Executive shall be furnished with all such facilities and services suitable to his position and adequate for the performance of his duties.

               (viii) Class B Units. As of the date of Closing of the Acquisition, the Partnership will grant to Executive 3,500 Class B Units pursuant to a form of Award Agreement attached hereto as Exhibit B. The Class B Units will be subject to the applicable terms and


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conditions of the Partnership's Amended and Restated Partnership Agreement (the
"Partnership Agreement") and Class B Unit Plan. The Partnership Agreement will also provide that Partnership will also grant to Executive, as of the date of Closing, 500 Class C Units, subject to the applicable terms and conditions of the Partnership Agreement.

               (ix) Indemnification Agreement. On the Closing Date, the Partnership and Executive shall enter into an indemnification agreement in the form attached as Exhibit A hereto.

     3. TERMINATION OF EMPLOYMENT.

          (a) Death or Disability. Executive's employment shall terminate automatically upon Executive's death during the Employment Period. If a Disability occurs during the Employment Period, the Company may give to Executive written notice in accordance with Section 12(b) of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean Executive's inability to perform his duties and obligations hereunder, with or without reasonable accommodation, for a period of 180 consecutive days due to mental or physical incapacity as determined by a physician selected by the Company or its insurers and acceptable to Executive or Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). Notwithstanding anything in this Agreement to the contrary, in the event of any incapacity or Disability of Executive, the Company may, for the period of such incapacity or Disability, assign Executive's duties to any other employee of the Company or may engage or hire a third party to perform such duties and any such action shall not be deemed "Good Reason" for Executive to terminate this Agreement pursuant to Section 3(c) hereof.

          (b) Cause. The Company may terminate Executive's employment during the Employment Period for Cause or, beginning on the 180th day after the Effective Date, without Cause. For purposes of this Agreement, "Cause" shall mean (i) a breach by Executive of Executive's obligations under Section 2(a) (other than as a result of physical or mental incapacity or other Disability) which constitutes a continued material nonperformance by Executive of his obligations and duties thereunder, as reasonably determined by a Disinterested Majority (as hereinafter defined in this Section 3(b)), and which is not remedied within 30 days after receipt of the written notice from the Board provided for in the next sentence specifying such breach; (ii) commission by Executive of an act of fraud upon, or willful misconduct with respect to the Company, as reasonably determined by a Disinterested Majority; (iii) a material or intentional breach by Executive of
Section 6 or a breach by Executive of Section 9 hereof; (iv) the conviction of Executive of any felony (or a plea of nolo contendere thereto); (v) conduct tending to bring the Company, the Partnership or any of their respective subsidiaries or affiliates into substantial public disgrace or disrepute, or
(vi) the failure of Executive to carry out, or comply with, in any material respect any directive of the Board consistent with the terms of this Agreement. Notwithstanding the foregoing, no act or omission shall constitute "Cause" for purposes of this Agreement unless the Board provides Executive (x) written notice clearly and fully describing the particular acts or omissions which the Board reasonably believes in good


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faith constitutes "Cause," (y) an opportunity, during the 30 days following his receipt of such notice, to meet in person with the Board to explain or defend the alleged acts or omissions relied upon by the Board and, to the extent practicable and curable, to cure such acts or omissions; and (z) a copy of a resolution duly adopted by a Disinterested Majority finding that, in the good faith opinion of the Disinterested Majority, Executive committed the alleged acts or omissions and that they constitute grounds for Cause hereunder. Executive shall have the right to contest a determination of Cause by the Company by requesting arbitration in accordance with the terms of Section 12(h) hereof (but such request shall not affect the Company's right to terminate Executive's employment hereunder).

          For purposes of this Agreement, "without Cause" shall mean a termination by the Company of Executive's employment during the Employment Period for any reason other than a termination based upon Cause, death or Disability, and "Disinterested Majority" shall mean a majority of the Board after excluding Executive and any members of Executive's family if any of them is then serving on the Board.

          (c) Good Reason. Executive's employment may be terminated during the Employment Period by Executive for Good Reason or, beginning on the 180th day after the Effective Date, without Good Reason; provided, however, that Executive may not terminate his employment for Good Reason unless (i) Executive has given the Company at least 30 days' prior written notice of his intent to terminate his employment for Good Reason, which notice shall specify the facts and circumstances constituting Good Reason, and (ii) the Company has not remedied (or in the case of Section 3(c)(iv), caused the Partnership to remedy) such facts and circumstances constituting Good Reason within such 30-day period. For purposes of this Agreement, "Good Reason" shall mean:

               (i) the assignment to Executive of any duties inconsistent in any material respect with Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a) or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, including any such material diminution following a Change of Control (as defined below), and excluding for this purpose (A) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive) and (B) any diminution during any period of Executive's incapacity or Disability; provided, however, that Good Reason may not be asserted by Executive under this clause (i) of Section 3(c) after a Non-Renewal Notice has been given by either the Company or Executive;

               (ii) any termination or material reduction of a material benefit under any Investment Plan or Welfare Plan in which Executive participates unless
(1) there is substituted a comparable benefit that is economically substantially equivalent to the terminated or reduced benefit prior to or upon such termination or reduction or (2) benefits under such Investment Plan or Welfare Plan are terminated or commensurately reduced with respect to all then existing senior executives of the Company previously granted benefits thereunder;

               (iii) any failure by the Company to comply with any of the provisions of Section 2(b), other than an isolated, insubstantial and inadvertent failure not occurring in bad


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faith and which is remedied by the Company promptly (but not more than 10 days)
after receipt of notice thereof given by Executive; or

               (iv) any failure by the Partnership to comply with and satisfy
Section 2(b)(viii).

     As used in this Agreement, "affiliate" means, with respect to a Person, any other Person controlling, controlled by or under common control with the first Person; the term "control," and correlative terms, means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

          (d) Termination in the Event of a Change of Control. Subject to
Section 4(c), Executive shall be entitled to terminate his employment hereunder without Good Reason (and such termination shall not constitute a breach of this Agreement by Executive) upon or at any time during the thirty (30) day period following any Change of Control. For purposes of this Agreement, "Change of Control" means such time as:

               (i) any "Person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than the Partnership or members of the HMTF Group, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of fifty percent (50%) or more of the voting power of the voting securities of HMTF Regency, L.L.C., a Texas limited liability company ("General Partner"), the Partnership, Buyer or the Company;

               (ii) the equity owners of the Company approve, in one or a series of transactions, a plan of complete liquidation of the Company;

               (iii) the equity owners of the Partnership or Buyer approve, in one or a series of transactions, a plan of complete liquidation of the Partnership or Buyer (as the case may be);

               (iv) the sale or other disposition by the Company of all or substantially all of its assets in one or more transactions; or

               (v) the sale or other disposition by the Partnership or Buyer of all or substantially all of the assets of the Partnership or Buyer in one or more transactions.

     For purposes of this Agreement, "HMTF Group" shall mean Hicks, Muse, Tate & Furst Incorporated, a Texas corporation, Hicks, Muse, Tate & Furst Equity Fund V, L.P., a Delaware limited partnership, the General Partner and their respective affiliates, and their affiliates' respective officers, directors, shareholders, members, managers, representatives of management committees and employees (and members of their respective families and trusts for the primary benefit of such family members).

          (e) Notice of Termination. Any termination by the Company for Cause or without Cause, or by Executive for Good Reason or without Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b). For purposes of this Agreement, a "Notice of Termination" means a written


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notice which (i) indicates the specific termination provision in this Agreement relied upon and (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company hereunder or preclude Executive or the Company from subsequently asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder, provided that Good Reason or Cause shall not exist until such time as proper notice and opportunity to cure (if such opportunity is provided for herein and the event giving rise to Good Reason or Cause is curable) is provided as set forth herein.

          (f) Date of Termination. "Date of Termination" means (i) if Executive's employment is terminated by his death, the date of his death; (ii) if Executive's employment is terminated by a Disability, as specified in Section 3(a); (iii) if Executive's employment is terminated by the Company for Cause, or by Executive for Good Reason, then the date specified in the Notice of Termination (which date shall be a date between the date the Notice of Termination is given and 30 days thereafter (inclusive), but shall not be before the expiration of the 30 day period provided for in Section 3(b) or Section 3(c), as applicable); (iv) if Executive's employment terminates due to the giving of a Non-Renewal Notice, the last day of the Employment Period; and (v) if Executive's employment is terminated for any other reason, the date on which the Notice of Termination is given, or if a later effective date of termination is stated therein, the earlier of such stated effective date or 14 days from the date of such Notice of Termination.

     4. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

          (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, (i) the Company is permitted under this Agreement to terminate Executive's employment and the Company shall terminate Executive's employment other than for Cause, death or Disability or (ii) Executive shall terminate his employment for Good Reason:

               (i) The Company shall pay to Executive (1) in a lump sum in cash within ten days after the Date of Termination Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid (together with any accrued interest or earnings thereon) (the "Accrued Obligations") and
(2) in consideration of Section 9, payable in equal monthly payments, for a number of months equal to the greater of (i) the number of months remaining in the initial term of the Employment Period and (ii) 24 (the "Payment Term"), commencing 30 days after the Date of Termination, an amount (the "Severance Amount") equal to a fraction, the numerator of which is the Payment Term, and the denominator of which is 12, times the sum of (x) 100% of Executive's Annual Base Salary as in effect on the Date of Termination and (y) the Bonus received by or due to Executive with respect to the calendar year immediately preceding the calendar year in which Executive's employment is terminated, or if no Bonus for such calendar year is due to Executive, the Bonus that would otherwise become due and payable to Executive with respect to the calendar year in which Executive's employment is terminated, calculated as if 100% of the target Bonus as established for such calendar year would otherwise have become payable.


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               (ii) The Company shall also pay to Executive, in the manner and at times consistent with past practice, a lump sum or sums in cash equal to (1) any then unpaid Bonus due and payable to Executive in accordance with Section 2(b)(ii) with respect to the calendar year preceding the calendar year in which Executive's employment is terminated; (2) a pro rata portion (based on the number of days Executive shall be employed hereunder during such calendar year) of Executive's target Bonus for the calendar year in which Executive's employment is terminated (calculated on the assumption that 100% (and no more) of the target Bonus would have been earned for such year pursuant to Section 2(b)(ii)); and (3) any amount arising from Executive's participation in, or benefits under, any Investment Plans ("Accrued Investments"), which amounts shall be payable in accordance with the terms and conditions of such Investment Plans.

               (iii) Except as otherwise provided in Section 4(c) and Section 4(d), Executive (and members of his family) shall be entitled to continue their participation in the Company's Welfare Plans, to the extent and on the terms as participating therein as of the Date of Termination, for a period of 12 months from the Date of Termination. This period shall be credited against any period for which Executive and/or members of his family are entitled to continuation coverage under Section 4980B of the Internal Revenue Code of 1986, as amended, and Sections 601-609 of the Employee Retirement Income Security Act of 1974, as amended.

          (b) Death or Disability. If Executive's employment is terminated by reason of Executive's death or Disability during the Employment Period, the Company shall pay to his legal representatives the Accrued Obligations and the Severance Amount in a lump sum in cash within ten days after the Date of Termination. The Company shall also pay to Executive's legal representatives the amounts specified (and on the terms set forth) in Section 4(a)(iii). In addition, the members of Executive's family shall be entitled to continue their participation in the Company's Welfare Plans, to the extent and on the terms as participating therein as of the Date of Termination, for a period of 12 months after the Date of Termination. The Company shall have no further payment obligations to Executive or his legal representatives under this Agreement in the event of the termination of his employment by reason of Executive's death or Disability.

          (c) Cause; Other than for Good Reason. If, during the Employment Period, the Company terminates Executive's employment for Cause or Executive terminates his employment without Good Reason, the Company shall have no further payment obligations to Executive other than for payment of Accrued Obligations, Accrued Investments (which shall be payable in accordance with the terms and conditions of the Investment Plans), and the continuance of benefits under the Welfare Plans to the Date of Termination (or later to the extent required by law).

          (d) Welfare Plans. If pursuant to the terms and provisions of the Company's Welfare Plans Executive (or members of his family) are not eligible to participate in the Company's Welfare Plans because Executive is no longer an employee of the Company, then the Company may fulfill its obligations under
Section 4(a)(ii) or Section 4(b), as applicable, by either providing to Executive (or his legal representatives), or reimbursing Executive (or his legal representatives) for the costs of, benefits substantially similar to the benefits provided by the


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Company to its senior management under its Welfare Plans as such may from time to time exist after the Date of Termination.

          (e) Breach for Early Termination. During the first 180 days of the Employment Period, it shall be a breach of this Agreement for the Company to terminate Executive's employment without Cause or for Executive to terminate Executive's employment without Good Reason. In the event of any purported termination in violation of this Section 4(e), the non-terminating party shall be entitled to all damages and other remedies available at law with respect to such breach.

          (f) Release. Notwithstanding the foregoing, the Executive is entitled to receive the payments under Section 4(a)(i)(2) and Section 4(a)(iii) this Agreement only in exchange for his execution and non-revocation (and lapse of time during which such revocation may occur) of a release in substantially the same form as attached hereto as Exhibit C.

     5. FULL SETTLEMENT, MITIGATION. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not Executive obtains other employment. Neither Executive nor the Company, except pursuant to Section 4(e) hereof, shall be liable to the other party for any damages in addition to the amounts payable under Section 4 arising out of the termination of Executive's employment prior to the end of the Employment Period; provided, however, that the Company shall be entitled to seek damages for any breach by Executive of Sections 6, 7 or 9 or his criminal misconduct.

     6. CONFIDENTIAL INFORMATION.

          (a) Executive acknowledges that the Company and its affiliates have trade, business and financial secrets and other confidential and proprietary information, observations and data, including information concerning acquisition opportunities in or reasonably related to the Company's and the Partnership's business or industry of which Executive will become aware during the Employment Period (collectively, the "Confidential Information"). As defined herein, Confidential Information shall not include information that (i) is already in Executive's possession as of the date of this Agreement (other than information provided or made available to Executive in the course of the due diligence associated with the Purchase Agreement and the Acquisition) and which information is not known by Executive to be subject to another confidentiality agreement with the Company or a subsidiary or affiliate of the Company, (ii) has previously become available in the public domain for a period of at least 48 hours and which is not known by Executive to have become available in violation of any confidentiality agreement or other duty of nondisclosure, (iii) is required to be disclosed pursuant to any applicable state, federal or other laws, including securities laws, or (iv) becomes available to Executive on a non-confidential basis from a source other than the Company, so long as such source is not known by Executive (after reasonable inquiry) to be subject to another confidentiality agreement with the Company or a subsidiary or affiliate of the Company.

          (b) Company shall, during the time that Executive is employed by the Company, disclose or entrust to Executive, or provide Executive with access to, or place


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executive in a position to create or develop trade secrets or confidential information belonging to the Company or its customers or clients; place Executive in a position to develop business good will belonging to the Company; and disclose or entrust to Executive business opportunities to be developed for Company or its customers or clients.

          (c) During the Employment Period and for a period of two years following the Date of Termination, Executive agrees (i) to hold such Confidential Information in confidence and (ii) not to release such information to any Person (other than Company employees and other Persons to whom the Company has authorized Executive to disclose such information and then only to the extent (A) that such Company employees and other Persons authorized by the Company have a need for such knowledge and (B) within the limits of any authorization for disclosure).

          (d) Executive further agrees not to use any Confidential Information for the benefit of any Person or entity other than the Company.

          (e) As used in this Section 6, "Company" shall include the Company and any of its direct or indirect subsidiaries or affiliates, including Buyer and the Partnership.

     7. SURRENDER OF MATERIALS UPON TERMINATION. Upon any termination of Executive's employment, Executive shall immediately return to the Company all copies, in whatever form, of any and all Confidential Information and other properties of the Company and their affiliates which are in Executive's possession, custody or control.

     8. SUCCESSORS.

          (a) This Agreement is personal to Executive and, without the prior written consent of the Company, shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) Subject to Section 8(d) and to Executive's right to terminate his employment for Good Reason, the Company may assign its rights hereunder (including the benefit of Executive's performance hereof) to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company. The Company shall require such successor to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement (by express agreement or operation of law) as if no such succession had taken place, and no such assignment shall constitute a termination of Executive's employment hereunder or shall entitle Executive to any payments, benefits or other rights under Section 4 hereunder as a result of such assignment, without prejudice to any other rights or privileges of Executive under this Agreement.

          (d) Notwithstanding anything herein to the contrary, if (i) there shall be a sale or disposition of all or substantially all the assets of the Company or a merger, consolidation or


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
reorganization to which the Company is a party and is not a surviving corporation and (ii) Executive is offered employment (at substantially the same level of Executive's authority, responsibility, compensation and benefits with the Company or with respect to the assets and/or businesses of the Company as before such transaction and at a location within a reasonable geographic proximity to the location at which Executive was employed hereunder as of the time of such transaction) with the purchaser or corporation into which the Company is merged or consolidated, as applicable, or any of such purchaser's or corporation's affiliates, upon consummation of such sale or disposition, then Executive shall not be entitled to the compensation as provided in Section 4(a) upon Executive's termination of employment with the Company solely as a result of such transaction and such transaction and resulting termination of employment shall not constitute a termination of Executive's employment by the Company.

     9. NON-COMPETITION AND NON-SOLICITATION.

          (a) As part of the consideration for the compensation and benefits to be paid to Executive hereunder and the covenants made by the Company in Sections 2(a)(iv) and 4(e), to protect the trade secrets and Confidential Information of the Company and its customers and clients that have been and will be entrusted to Executive immediately upon commencement of the Employment Period and thereafter, the business goodwill of the Company and its subsidiaries and affiliates that will be developed in and through Executive and/or the business opportunities that will be disclosed or entrusted to Executive by the Company and its subsidiaries and affiliates immediately upon commencement of the Employment Period and thereafter, and as an additional incentive for the Company to enter into this Agreement, from the Effective Date through the longer of (i) two years following the Date of Termination and (ii) the length of the initial term of the Employment Period (the "Restricted Period"), Executive will not (other than for the benefit of the Company pursuant to this Agreement), and will not permit any member of the Restricted Party Group to, directly or indirectly, individually or as an officer, director, employee, shareholder, consultant, contractor, partner, joint venturer, agent, equity owner or in any capacity whatsoever (including without limitation assisting any other member of the Restricted Party Group to):

          (i) conduct, engage in, carry on or assist any other Person in conducting, engaging in or carrying on, individually or as a principal, owner, officer, director, employee, shareholder, consultant, contractor, partner, member, joint venturer, agent, equity owner or in any other capacity whatsoever, any (A) Competing Business or (B) Business Enterprise (as defined below) that is otherwise directly competitive with the Company and the affiliates of the Company directly or indirectly controlled by the Partnership (collectively with the Partnership, the "Controlled Affiliates") on or with respect to the Lands;

          (ii) perform for any corporation, partnership, limited liability company, sole proprietorship, joint venture or other business association or entity (a "Business Enterprise") engaged in a Competing Business any duty that Executive performed for the Company or any of the Controlled Affiliates that involved Executive's access to, or knowledge or application of, Confidential Information;

          (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of the Controlled Affiliates to cease doing business with the Company or any of the Controlled Affiliates or take any action with the intent of interfering with the relationship between any such customer, supplier, licensee or business relation and the Company or any of the Controlled Affiliates;

          (iv) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of the Controlled Affiliates with whom such member of the Restricted Party Group has had direct business contact in dealings during the Employment Term in the course of his employment with the business of the Company, to cease doing business with the Company or any of the Controlled Affiliates, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of the Controlled Affiliates;

          (v) individually or as a principal, owner, officer, director, employee, shareholder, consultant, contractor, partner, member, joint venturer, agent, equity owner or in any other capacity whatsoever with or in any Business Enterprise, own, acquire, attempt to acquire or solicit the acquisition of (or assist any Person or Business Enterprise to own, acquire, attempt to acquire or solicit the acquisition of), any equity interest in any (A) Competing Business or (B) Business Enterprise that is otherwise directly competitive with the Controlled Affiliates on or with respect to the Lands;

          (vi) hire, attempt to hire or contact or solicit with respect to hiring any Person who was an employee of the Company or any of its subsidiaries within one year after such Person ceased to be an employee of the Company or any subsidiary thereof; provided, however, that the foregoing clause shall not prohibit (A) any general advertisement or solicitation by Executive that is not directed towards any such employee or group of employees of the Company or any subsidiary thereof or (B) Executive from hiring any Person who responds to such general advertisement or solicitation, so long as such Person is not an employee of the Company or any subsidiary thereof at the time such Person responds to such general advertisement or solicitation; or

          (vii) cause, influence, induce, encourage or attempt to persuade any Person employed by the Company or any subsidiary thereof as of the Date of Termination and/or during the immediately subsequent year to terminate his or her employment relationship with the Company or any subsidiary thereof.

          (b) Nothing in this Section 9 shall prohibit (A) any investment by Executive or any other member of the Restricted Party Group in securities of any class of the capital stock of a Business Enterprise involved in or conducting a Competing Business, the securities of which are regularly traded or quoted on a national securities exchange or an inter-dealer quotation system, provided that the Restricted Party Group directly or indirectly collectively owns no more than 2 percent (2%) of such class of securities, or (B) any member of the Restricted Party Group from owning any interest in any Business Enterprise involved in or conducting a Competing Business if such interest is owned as of the date of this Agreement and described on Exhibit D hereto, and, in the case of each of (A) and
(B), no member of the Restricted Party Group has the right, through the ownership of an Equity Interest, voting securities or otherwise, to direct the activities of the Competing Business of such Business Enterprise.

          (c) Executive acknowledges that each of the covenants of Sections 9(a)(i) through (vii) are in addition to, and shall not be construed as a limitation upon, any other covenant provided in Section 9(a). Executive agrees that the geographic boundaries, scope of prohibited activities, and time duration of each of the covenants set forth in Sections 9(a)(i) through (vii) are reasonable in nature and are no broader than are necessary to maintain the confidentiality and the goodwill of the Company's proprietary and Confidential Information, plans and services and to protect the other legitimate business interests of the Company, including without limitation the goodwill developed by Executive with the Company's customers, suppliers, licensees and business partners. Executive further acknowledges that, during the Employment Period, Executive's engagement hereunder shall necessitate, and the Company will provide, access to or the disclosure of Confidential Information to Executive and/or that Executive's responsibilities shall include the development of the Company's goodwill through Executive's contacts with the Company's customers, suppliers, licensees and business relations.

          (d) The parties hereto intend that the covenants contained in each of Sections 9(a)(i) and (vii) be construed as a series of separate covenants, one for each county or other defined province in each geographic area in which the Company conducts its business. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the applicable covenant contained in Sections 9(a)(i) and (vii). Furthermore, each of the covenants in Sections 9(a)(i) through (vii) hereof shall be deemed a separate and independent covenant, each being enforceable irrespective of the enforceability (with or without reformation) of the other covenants contained in Sections 9(a)(i) through (vii) hereof.

          (e) Executive hereby agrees that payment of any amounts specified in
Section 4(a)(i)(2) is inseparably conditioned upon Executive's compliance with this Section 9. In the event of Executive's breach of this Section 9, the Company's obligation to pay all, or portions of, such amounts, depending on the materiality of the breach, shall end. The parties expressly agree that any determination to reduce or eliminate the Company's obligations to pay amounts set forth in Section 4(a)(i)(2) is not a penalty, but rather represents a calculation of some or all of the Company's damages, depending on the materiality of Executive's breach of this Section 9, as determined in accordance with Section 12(h).

          (f) For purposes of this Agreement:

               (i) "affiliate" means, with respect to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by or is under common control with such Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the actual power to direct or cause the direction of the management policies of a Person, whether through the ownership of stock, by contract, credit arrangement or otherwise.

               (ii) "Competing Business" means any activity that is directly or indirectly competitive with the business of the Company or any of the Controlled Affiliates as conducted during the Employment Period on or with respect to the Lands;

               (iii) "Lands" means (a) when used with respect to any action during the Employment Period, each and every county, parish or analogous geographic area in the United States in which the Company or any of the Controlled Affiliates is conducting business at the time of any action in question arising under this Section 9, and (b) when used with respect to any action after the Date of Termination, each and every county, parish or analogous geographic area in the United States in which the Company or any of the Controlled Affiliates (i) was conducting business and (ii) was contemplating conducting business (and in the case of (b)(ii), with respect to which Executive was involved in planning the Company's entry, or the entry of any of the Controlled Affiliates, into those geographic areas or jurisdictions), as of the Date of Termination;

               (iv) "Person" means an individual or a corporation, partnership, limited liability company, trust, joint venture, unincorporated organization, association or other entity; and

               (v) "Restricted Party Group" means Executive, together with (A) the Executive's immediate family members and (B) any Business Enterprise in which Executive and/or any of Executive's immediate family members collectively own or have the right to acquire an equity interest in excess of five percent (5%) or otherwise have any right, through the ownership of a voting interest or otherwise, to direct the activities of such Business Enterprise.

          (g) Notwithstanding anything in this Agreement to the contrary, Executive may, following the first anniversary of his Date of Termination, upon and following written notice to the Company of the same, serve as a consultant to any Person engaged in a Competing Business on or with respect to the Lands. From and after the earlier of (i) the Company's receipt of such notice and (ii) Executive's commencement of such service, the Company shall, without any further action by either party hereto, be thereafter released from any further obligation with respect to, and shall have no further obligation to pay, any then-unpaid portion of the balance of Executive's Severance Amount.

     10. EFFECT OF AGREEMENT ON OTHER BENEFITS. The existence of this Agreement shall not prohibit or restrict Executive's entitlement to full participation in any executive compensation, employee benefit and other plans or programs in which executives of the Company are eligible to participate.

     11. EFFECT OF TERMINATION OF THE PURCHASE AGREEMENT. In the event of the termination of the Purchase Agreement pursuant to the terms of the Purchase Agreement, this Agreement shall forthwith become void ab initio and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers, managers, members, partners or shareholders.

     12. MISCELLANEOUS.

          (a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to principles of conflict of laws.

          (b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any nationally recognized courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

If to Executive:   James W. Hunt
                   3625 Caruth Boulevard
                   Dallas, Texas 75225

If to the Company: Regency Gas Services LLC
                   c/o Hicks, Muse, Tate and Furst Incorporated
                   200 Crescent Court
                   Suite 1600
                   Dallas, TX 75201
                   Attn: Jason Downie

With a copy to:    Vinson & Elkins L.L.P.
                   3700 Trammell Crow Center
                   2001 Ross Avenue
                   Dallas, Texas 75201
                   Attention: Rodney L. Moore

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

          (c) Severability. In the event that any provision of this Agreement, or the application thereof to any Person or circumstance, is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable, this Agreement shall then be construed and enforced as if such invalid, illegal, or unenforceable provision had not been contained in this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable. Notwithstanding the above, in the event any such invalidity, illegality or unenforceability of any portion of Section 9(a) hereof is caused by such provision being held to be excessively broad as to time, duration, geographical scope, activity or subject in any jurisdiction, then such provision shall, at the option of the

Company, remain a part of this Agreement and shall be reformed and construed within such jurisdiction by limiting and reducing it so as to be enforceable to the extent compatible with then applicable law.

          (d) Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) Amendment; Waiver. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement, or the failure to assert any right Executive or the Company may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) Integration. The provisions of this Agreement and the Partnership Agreement (the provisions of which are in addition to this Agreement and which remain in full force and effect) constitute the complete understanding and agreement between the parties with respect to the subject matter hereof and Executive acknowledges that the Company has no obligations with respect to any retention bonuses, stay bonuses or severance payments that Executive may be entitled to as a result of the Acquisition or the consummation of the transactions contemplated by the Purchase Agreement.

          (g) Counterparts. This Agreement may be executed in two or more counterparts.

          (h) Arbitration. The Company and Executive agree to the resolution by binding arbitration of all claims, demands, causes of action, disputes, controversies or other matters in question ("claims") arising out of this Agreement or Executive's employment (or its termination), whether sounding in contract, tort or otherwise and whether provided by statute or common law, that the Company may have against Executive or that Executive may have against the Company or its parents, subsidiaries and affiliates, and each of the foregoing entities' respective officers, directors, employees or agents in their capacity as such or otherwise; except that this agreement to arbitrate shall not limit the Company's right to seek equitable relief, including injunctive relief and specific performance, as provided in Section 12(i). Claims covered by this agreement to arbitrate also include claims by Executive for breach of this Agreement, wrongful termination, discrimination (based on age, race, sex, disability, national origin, religion or any other factor) and retaliation. In the event of any breach of this Agreement by the Company or Executive, it is expressly agreed that notwithstanding any other provision of this Agreement, neither party shall be entitled to an award of special or consequential damages. The Company and Executive agree that any arbitration shall be in accordance with the Federal Arbitration Act ("FAA") and, to the extent an issue is not addressed by the FAA, with the then-current National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA") or such other rules of the AAA as applicable to the claims being arbitrated. If a party refuses to honor its obligations under this agreement to arbitrate, the other party may compel arbitration in either federal or state court. The arbitrator shall apply the substantive law of the State of Texas (excluding Texas choice-of-law principles that might call for the application of some other state's law), or federal law, or both as applicable to the claims asserted. The arbitrator shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this agreement to arbitrate, including any claim that all or part of this Agreement is void or voidable and any claim that an issue is not subject to arbitration. The parties agree that the exclusive venue for arbitration will be in Dallas County, Texas, and that any arbitration commenced in any other venue will be transferred to Dallas County, Texas, upon the written request of any party to this Agreement. In the event that an arbitration is actually conducted pursuant to this Section 12(h), if permitted by law, the party in whose favor the arbitrator renders the award may, in the discretion of the arbitrator, also be awarded all costs and expenses actually incurred, including reasonable attorneys' fees, expert witness fees, and costs. Any and all of the arbitrator's orders, decisions and awards may be enforceable in, and judgment upon any award rendered by the arbitrator may be confirmed and entered by, any federal or state court having jurisdiction. All proceedings conducted pursuant to this agreement to arbitrate, including any order, decision or award of the arbitrator, shall be kept confidential by all parties except to the extent such disclosure is required by law, or in a proceeding to enforce the rights hereunder. THE PARTIES ACKNOWLEDGE THAT, BY SIGNING THIS AGREEMENT, THEY ARE WAIVING ANY RIGHT THAT THEY MAY HAVE TO A JURY TRIAL OR A COURT TRIAL OF ANY EMPLOYMENT-RELATED CLAIM.

          (i) Specific Enforcement. Notwithstanding Section 9(f), Executive acknowledges that the covenants of Executive contained in Sections 6 and 9(a) of this Agreement are special and unique, that a breach by Executive of any term or provision of either of Sections 6 or 9(a) hereof may cause irreparable injury to the Company, the Partnership, and/or other affiliates of the Company, and that remedies at law for the breach of any terms or provisions of Sections 6 or 9(a) hereof may be inadequate. Accordingly, notwithstanding the provisions of Section 12(h), in addition to any other remedies it may have in the event of breach, the Company shall be entitled to enforce specific performance of the terms and provisions of Sections 6 or 9(a) hereof, to obtain temporary and permanent injunctive relief to prevent the continued breach of such terms and provisions without the necessity of posting a bond or of proving actual damage, and to obtain attorneys' fees in respect of the foregoing if the Company prevails in such action or proceeding. For purposes of this Section 12(i) and Sections 6 and 9(a) hereof, the Partnership and each other affiliate of the Company shall be deemed a third party beneficiary entitled to the benefits of such Sections and shall be entitled to enforce Sections 6 and 9(a) of this Agreement in accordance with this Section 12(i).

          (j) Survival. Sections 4, 5, 6, 7, 8, 9 and 12 of this Agreement shall survive the termination of Executive's employment.

          (k) Termination. This Agreement shall automatically terminate on the termination of the Purchase Agreement prior to the consummation of the Acquisition and may not be amended prior to the consummation of the Acquisition without the consent of the Partnership, which shall be deemed to be a third party beneficiary of this Agreement. Prior to the consummation of the Acquisition, the Partnership, on behalf of the Company, shall be entitled to terminate this Agreement without obligation on the part of the Company in the event of Executive's death or if Executive becomes unable to perform his duties and obligations hereunder due to physical or mental incapacity as determined by a physician selected by

Partnership, on behalf of the Company, or by the Company's insurers and such physician reasonably believes such incapacity will continue for a period of 180 days following the commencement thereof.

          (l) Interpretation. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. Whenever the terms "hereof", "hereby", "herein", or words of similar import are used in this Agreement they shall be construed as referring to this Agreement in its entirety rather than to a particular section or provision, unless the context specifically indicates to the contrary. Any reference to a particular "Section" or "paragraph" shall be construed as referring to the indicated section or paragraph of this Agreement unless the context indicates to the contrary. The use of the term "including" herein shall be construed as meaning "including without limitation."

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Executive has hereunto set Executive's hand and, pursuant to the authorization from the Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                                        EXECUTIVE

                                        /s/ James W. Hunt
                                        ----------------------------------------
                                        James W. Hunt


                                        REGENCY GAS SERVICES LLC

                                        /s/ Michael L. Williams
                                        ----------------------------------------
                                        By: Michael L. Williams
                                        Title: Executive Vice President and
                                               Chief Operating Officer

                                    EXHIBIT A

                        FORM OF INDEMNIFICATION AGREEMENT

                                    EXHIBIT B

                             FORM OF AWARD AGREEMENT

                                    EXHIBIT C

                                 FORM OF RELEASE

                                (attached hereto)


                                        C

                              AGREEMENT AND RELEASE

     This Agreement and Release (the "Release") is entered into between James W. Hunt ("Executive") and Regency Gas Services LLC, a Delaware limited liability company (the "Company"), pursuant to Section 4 of the Executive Employment Agreement dated December 1, 2004 (the "Employment Agreement"), between Executive and the Company.

     1. Definitions.

          (a) "Released Parties" means the Company and its past, present and future parents, subsidiaries, divisions, successors, predecessors, employee benefit plans and affiliated or related companies, and also each of the foregoing entities' past, present and future owners, officers, directors, stockholders, investors, partners, managers, principals, members, committees, administrators, sponsors, executors, trustees, fiduciaries, employees, agents, assigns, representatives and attorneys, in their personal and representative capacities. Each of the Released Parties is an intended third-party beneficiary of this Release.

          (b) "Claims" means all theories of recovery of whatever nature, whether known or unknown, and now recognized by the law or equity of any jurisdiction. This term includes, but is not limited to, causes of action, charges, indebtedness, losses, claims, liabilities, and demands, whether arising in equity or under the common law or under any contract or statute. This term includes, but is not limited to, any claims of discrimination, harassment, retaliation, retaliatory discharge, or wrongful discharge, and any other claim which is alleged or which could be alleged by Executive, or on Executive's behalf, in any lawsuit or other proceeding. This term includes, but is not limited to, any claims and rights arising under the Age Discrimination in Employment Act of 1967, 29 U.S.C. Section 621, et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e, et seq.; the Employee Retirement Income Security Act of 1974, 29 U.S.C.
     Section 1001, et seq.; the Americans with Disabilities Act, 42 U.S.C.
     Section 12101, et seq.; the Family and Medical Leave Act, 29 U.S.C. Section 2601, et seq.; and any other federal, state or local law or regulation regarding employment or the termination of employment. This term also includes, but is not limited to, any and all rights, benefits or claims Executive may have under any employment contract or under any severance, bonus, stock option or incentive compensation plan, program or agreement.

     2. Consideration. The Company has agreed to pay Executive the consideration set forth in Section 4(a)(i)(2) and Section 4(a)(iii) of the Employment Agreement. The Company will begin to make such payments to Executive, subject to the terms of the Employment Agreement, only to the extent that, up to seven business days of the date Executive signs this Release, Executive does not revoke this Release. Executive acknowledges that the payment that the Company will make to Executive under the terms of the Employment Agreement is in addition to anything else of value to which Executive is entitled and that the Company is not otherwise obligated to make this payment to Executive.

     3. Release of Claims.

          (a) Executive, on behalf of himself and his heirs, executors, administrators, legal representatives, successors, beneficiaries, and assigns, unconditionally releases and forever discharges the Released Parties from, and waives, any and all Claims that Executive has or may have against any of the Released Parties arising from Executives' employment with the Company or any subsidiary of the Company, the termination thereof, and any other acts or omissions occurring on or before the date Executive signs this Release.

          (b) The release set forth in Paragraph 3(a) includes, but is not limited to, any and all Claims under (i) the common law (tort, contract or other) of any jurisdiction; (ii) the Rehabilitation Act of 1973, the Age Discrimination in Employment Act, the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, and any other federal, state and local statutes, ordinances, executive orders and regulations prohibiting discrimination or retaliation upon the basis of age, race, sex, national original, religion, disability, or other unlawful factor; (iii) the National Labor Relations Act; (iv) the Employee Retirement Income Security Act; (v) the Family and Medical Leave Act; (vi) the Fair Labor Standards Act; (vii) the Equal Pay Act; and (viii) any other federal, state or local law.

          (c) Executive further understands and expressly agrees that the release in Section 3(a) includes the waiver of any Claims and rights Executive may have against any of the Released Parties under the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, or under any other law prohibiting age discrimination, arising prior to and including the date of Executive's execution of this Release.

          (d) In furtherance of this Release, Executive promises not to bring any Claims against any of the Released Parties in or before any court or arbitral authority.

          (e) This Release will not act as release of any Claims against the Company with respect to any additional amounts to which Executive is entitled under Section 4 of the Employment Agreement.

     4. Acknowledgment. Executive acknowledges that, by entering into this Release, the Company does not admit to any wrongdoing in connection with Executive's employment or termination, and that this Release is intended as a compromise of any Claims Executive has or may have against the Released Parties as of the date Executive signs this Release. Executive further acknowledges that Executive has carefully read this Release and understands its final and binding effect, has had at least 21 days to consider it, has had (and will continue to have) the opportunity to seek the advice of legal counsel of Executive's choosing through the 7 day period following its execution, and is entering this Release voluntarily.

     5. Applicable Law. This Release shall be construed and interpreted pursuant to the laws of Texas without regard to any choice of law provisions thereof.

     6. Severability. Each part, term, or provision of this Release is severable from the others. In the event that any provision of this Release, or the application thereof to any circumstance, is held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect under present or future laws effective during the effective term of any such provision, such invalid, illegal or unenforceable provision shall be fully severable; and this Release shall then be construed and enforced as if such invalid, illegal or unenforceable provision had not been contained in this Release; and the remaining provisions of this Release shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Release. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Release, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     7. Timing. Executive acknowledges (a) Executive has 21 days to consider this Release before executing it, although Executive may execute this Release before the 21 days expires, but not before the termination of Executive's employment, (b) Executive may revoke this Release during the period ending 7 days after Executive executes it, (c) such revocation must be in writing and received by the Company's ________________________ no later than the 7th day after Executive signs this Release, (d) this Release will not become effective or enforceable, and that portion of the consideration set forth in Section 2 of this Release will not begin to be paid, until the expiration of this 7-day period without Executive's revocation, and Executive returns this Release to the Company's _____________________, and (e) Executive's acceptance of any of that portion of the consideration set forth in Section 2 of this Release after expiration of the 7-day period shall constitute Executive's acknowledgment that Executive did not revoke this Release during the 7-day period.

     8. Advice to Consult Counsel. The Company hereby advises Executive to consult with an attorney prior to executing this Release.

                                        REGENCY GAS SERVICES


                                        By:
                                            ------------------------------------
                                        Its:
                                             -----------------------------------


                                        EXECUTIVE


                                        ----------------------------------------
                                        James W. Hunt

                                    EXHIBIT D

                              BUSINESS ENTERPRISES


                                       D-1